UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2014

MGC Diagnostics Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

651-484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Management Incentive Bonus Plan

At its December 17, 2014 meeting, the MGC Diagnostics Corporation (“Company”) Board of Directors, upon recommendation from the Compensation Committee, determined there would be no payout under the 2014 Management Incentive Plan (“2014 Plan”).

2015 Management Incentive Bonus Plan

On December 17, 2014, the Board of Directors, upon recommendation from the Compensation Committee, approved the MGC Diagnostics Corporation 2015 Management Incentive Plan (the “2015 Plan”). The Board established target performance goals for the Company’s three executive officers: Chief Executive Officer Todd Austin, President Matthew Margolies, and Chief Operating Officer and Chief Financial Officer Wesley W. Winnekins. The 2015 Plan annual performance goals for these officers are related to Company revenue and operating income. For these executives to receive payouts under the 2015 Plan, the Company must achieve threshold in each of revenue and operating income. The following table sets forth the amount that each of the Company’s three executive officers would receive if the Company achieves threshold, target or maximum in each category.

Name	Threshold	Target	Maximum
Todd Austin	$21,000	$105,000	$168,000
Matthew Margolies	$17,100	$85,500	$136,800
Wesley Winnekins	$14,700	$73,500	$117,600

The Board of Directors retains discretion under the 2015 Plan to make incentive payments in amounts higher or lower than would otherwise be required under the 2015 Plan. In addition, all payments under the 2015 Plan are subject to clawback under the Company’s clawback policy.

Election of New Director

On December 17, 2014, the Board also elected Terrence W. Bunge to the Board of Directors. Since 2010, Mr. Bunge has been a private global investor. From 2002 to 2009, he served in a series of positions of increasing responsibility at ACIST Medical Systems, Inc., serving most recently as president, chief operating officer and director. ACIST designs, develops, manufactures and sells interventional cardiology products and services. The Board has not appointed Mr. Bunge to any Committees, but intends to review its overall Committee composition after the 2015 Annual Meeting of Shareholders. For serving as a director, Mr. Bunge will be compensated in accordance with existing Company director compensation practices. On December 17, 2014, he received a 1,333 share restricted stock grant that will vest on the date of the 2015 Annual Meeting of Shareholders.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC Diagnostics Corporation

Dated: December 22, 2014	By	/s/ Wesley W. Winnekins
Wesley W. Winnekins Chief Operating Officer and Chief Financial Officer

3